PRICING SUPPLEMENT dated November 17, 2025 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A
$305,000 Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028
■	Linked to an equity basket composed of the common stock of Lockheed Martin Corporation (33.34%), the common stock of Northrop Grumman Corporation (33.33%) and the common stock of RTX Corporation (33.33%) (the “Basket”)
■	Unlike ordinary debt securities, the securities do not pay interest and provide for a minimum payment at maturity equal to only 90% of the principal amount. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the Basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:
■ If the level of the Basket increases, you will receive the principal amount plus a positive return equal to 100% of the percentage increase in the level of the Basket from the starting level to the ending level, subject to a maximum return at maturity of 33.50% of the principal amount. As a result of the maximum return, the maximum maturity payment amount will be $1,335.00 per security.
■ If the level of the Basket remains flat, you will receive the principal amount, but you will not receive any positive return on your investment.
■ If the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the principal amount of your securities.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-6 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-4 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-9 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-6 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$28.25	$971.75
Total	$305,000.00	$8,616.25	$296,383.75
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $951.30 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-5 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $28.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $28.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measures[1]:	A basket (the “Basket”) consisting of the common stock of Lockheed Martin Corporation (the “LMT Stock”), the common stock of Northrop Grumman Corporation (the “NOC Stock”) and the common stock of RTX Corporation (the “RTX Stock”) (each referred to as a “Basket Component,” and collectively as the “Basket Components”). We refer to the issuers of the Basket Components as the “Underlying Stock Issuers.”
Basket Component	Bloomberg Ticker Symbol	Weighting	Starting Component Price(a)
LMT Stock	LMT UN<Equity>	33.34%	$470.78
NOC Stock	NOC UN<Equity>	33.33%	$563.03
RTX Stock	RTX UN<Equity>	33.33%	$175.63
(a) With respect to each Basket Component, the stock closing price of that Basket Component on the pricing date
Pricing Date:	November 17, 2025
Issue Date:	November 20, 2025
Calculation Day[2]:	November 17, 2028
Stated Maturity Date[2]:	November 22, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)       $1,000 × basket return × upside participation rate; and

(ii)       the maximum return; or

• if the ending level is less than or equal to the starting level: the greater of:

(i)       $1,000 + ($1,000 × basket return); and

(ii)       the minimum payment at maturity

If the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the principal amount of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Maximum Return:	The “maximum return” is 33.50% of the principal amount ($335.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,335.00 per security.
Minimum Payment at Maturity:	$900.00 per security (90% of the principal amount)
Upside Participation Rate:	100%
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Starting Level:	100.00
Ending Level:	The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 33.34% times the component return of the LMT Stock; (B) 33.33% times the component return of the NOC Stock; and (C) 33.33% times the component return of the RTX Stock.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Component Return:

The “component return” with respect to each Basket Component is the percentage change from its starting component price to its ending component price, measured as follows:

ending component price – starting component price

starting component price

Ending Component Price:	The “ending component price” of a Basket Component will be its stock closing price on the calculation day.
Stock Closing Price[1]:	With respect to each Basket Component, “stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of each Basket Component is subject to adjustment through the adjustment factor as described in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746EKA2 / US06746EKA28
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $28.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $28.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to a Basket Component, the calculation agent may adjust the adjustment factor of that Basket Component if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Basket Component. Upon the occurrence of certain reorganization events with respect to a Basket Component, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of that Basket Component as a result of that reorganization event. A Basket Component may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day will also be postponed for any Basket Component if a market disruption event occurs with respect to that Basket Component on the calculation day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending level will be greater than the starting level, and you are willing and able to accept the risk that, if the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the principal amount of your securities at maturity.

▪	You are willing and able to accept that any potential return on the securities is limited to the maximum return.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Basket Components, nor will you have any voting rights with respect to the Basket Components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You do not anticipate that the ending level will be greater than the starting level, or you are unwilling or unable to accept the risk that, if the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket and you may lose up to 10% of the principal amount of your securities at maturity.

▪	You seek an investment with uncapped exposure to any positive performance of the Basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Basket Components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the sections titled “The Common Stock of Lockheed Martin Corporation,” “The Common Stock of Northrop Grumman Corporation” and “The Common Stock of RTX Corporation” below.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket or its components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	You May Not Receive Any Positive Return On Your Investment In The Securities And You May Lose Up To 10% Of The Principal Amount Of Your Securities At Maturity — You will receive a positive return on the securities only if the ending level is greater than the starting level. Because the level of the Basket will be subject to market fluctuations, the ending level may be less than the starting level. If the ending level is less than the starting level, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and may lose up to 10% of the principal amount of your securities at maturity, even if the level of the Basket is greater than or equal to the starting level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at maturity may be only slightly greater than the principal amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays or another issuer with a similar credit rating with the same stated maturity date.

•	Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Components — The opportunity to participate in the possible increases in the level of the Basket through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return, regardless of any increase in the level of the Basket, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the Basket Components. Furthermore, the effect of the upside participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

•	Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Prices Of The Basket Components May Offset Each Other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of one Basket Component increases, the price of another Basket Component may not increase as much, or may even decline. Therefore, in calculating the Basket Components’ performance on the calculation day, an increase in the price of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the price of another Basket Component. In addition, however, high correlation of movements in the prices of the Basket Components could adversely affect your return on the securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the securities.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Any Payment On The Securities Will Be Determined Based On The Stock Closing Prices Of The Basket Components On The Dates Specified — Any payment on the securities will be determined based on the stock closing prices of the Basket Components on the dates specified. You will not benefit from any more favorable prices of the Basket Components determined at any other time.

•	Owning The Securities Is Not The Same As Owning Any Or All Of The Basket Components — The return on your securities may not reflect the return you would realize if you actually owned any or all of the Basket Components. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of any Basket Component would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of the Basket will rise or fall. There can be no assurance that the ending level will be greater than the starting level. The level of the Basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the Basket Components. You should be willing to accept the downside risks associated with equities in general and each Basket Component in particular, and the risk of losing up to 10% of the principal amount.

•	You Will Be Required To Recognize Taxable Income On The Securities Prior To Maturity — If you are a U.S. holder of a security, under our intended treatment of the securities, you will be required to recognize taxable interest income in each year that you hold the security, even though you will not receive any payment in respect of the security prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this pricing supplement entitled “Tax Considerations.”

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

•	There Are Risks Associated With Single Equities — The price of each Basket Component can rise or fall sharply due to factors specific to that Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component.

•	We Cannot Control Actions By An Underlying Stock Issuer — Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Basket Component, the ending component price of such Basket Component, and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to any Basket Component. The material provided in this pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor either agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into each Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of a Basket Component for certain events affecting such Basket Component, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect a Basket Component. For example, the calculation agent is not required to make any adjustments to the adjustment factor of a Basket Component if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Basket Component. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of a Basket Component.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer — Following certain corporate events relating to a Basket Component, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Basket Component for all purposes of the securities. Following certain other corporate events relating to a Basket Component in which holders of such Basket Component would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Basket Component for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	The Historical Performance Of The Basket Components Is Not An Indication Of Their Future Performance — The historical performance of the Basket Components should not be taken as an indication of the future performance of the Basket Components. It is impossible to predict whether the stock closing prices of the Basket Components will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Basket Components are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Basket Component and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Basket Components and make any other determinations necessary to

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Basket Components on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the correlation (or lack of correlation) among the Basket Components;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Basket Components;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting component price of any Basket Component or the actual ending level applicable to the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Upside Participation Rate:	100%
Maximum Return:	33.50% of the principal amount or $335.00 per security
Starting Level:	100.00
Minimum Payment at Maturity:	$900.00 per security (90% of the principal amount)
Hypothetical Starting Component Price:	For each Basket Component, $100.00

The hypothetical starting component price of $100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual starting component price for any Basket Component. The actual starting component price for each Basket Component is set forth under “Terms of the Securities” above. The actual ending level will be based upon the stock closing prices of the Basket Components on the calculation day. For historical closing prices of the Basket Components and historical performance of the Basket, see the historical information set forth under the sections titled “The Basket,” “The Common Stock of Lockheed Martin Corporation,” “The Common Stock of Northrop Grumman Corporation,” and “The Common Stock of RTX Corporation” below. We cannot predict the level of the Basket or the stock closing price of any Basket Component on any day during the term of the securities, including on the calculation day.

Hypothetical Payout Profile

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
175.00	75.00%	$1,335.00	33.50%
150.00	50.00%	$1,335.00	33.50%
140.00	40.00%	$1,335.00	33.50%
133.50	33.50%	$1,335.00	33.50%
130.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
102.50	2.50%	$1,025.00	2.50%
100.00	0.00%	$1,000.00	0.00%
97.50	-2.50%	$975.00	-2.50%
95.00	-5.00%	$950.00	-5.00%
90.00	-10.00%	$900.00	-10.00%
75.00	-25.00%	$900.00	-10.00%
50.00	-50.00%	$900.00	-10.00%
25.00	-75.00%	$900.00	-10.00%
0.00	-100.00%	$900.00	-10.00%

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return that is less than the maximum return:

	LMT Stock	NOC Stock	RTX Stock
Hypothetical starting component price:	$100.00	$100.00	$100.00
Hypothetical ending component price:	$105.00	$115.00	$110.00
Hypothetical component return:	5.00%	15.00%	10.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × 5.00%) + (33.33% × 15.00%) + (33.33% × 10.00%)] = 110.00

Therefore, the hypothetical ending level is 110.00, resulting in a basket return of 10.00%.

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × basket return × upside participation rate

= $1,000 × 10.00% × 100%

= $100.00; and

(ii) the maximum return of $335.00

On the stated maturity date, you would receive $1,100.00 per security.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the maximum return:

	LMT Stock	NOC Stock	RTX Stock
Hypothetical starting component price:	$100.00	$100.00	$100.00
Hypothetical ending component price:	$185.00	$160.00	$135.00
Hypothetical component return:	85.00%	60.00%	35.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × 85.00%) + (33.33% × 60.00%) + (33.33% × 35.00%)] = 160.00

Therefore, the hypothetical ending level is 160.00, resulting in a basket return of 60.00%.

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × basket return × upside participation rate

= $1,000 × 60.00% × 100%

= $600.00; and

(ii) the maximum return of $335.00

On the stated maturity date, you would receive $1,335.00 per security, which is the maximum maturity payment amount.

Example 3. Maturity payment amount is less than the principal amount and is greater than the minimum payment at maturity:

	LMT Stock	NOC Stock	RTX Stock
Hypothetical starting component price:	$100.00	$100.00	$100.00
Hypothetical ending component price:	$90.00	$87.50	$107.50
Hypothetical component return:	-10.00%	-12.50%	7.50%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% ×-10.00%) + (33.33% × -12.50%) + (33.33% × 7.50%)] = 95.00

Therefore, the hypothetical ending level is 95.00, resulting in a basket return of -5.00%.

Because the hypothetical ending level is less than or equal to the starting level, the maturity payment amount per security would equal the greater of:

(i) $1,000 + ($1,000 × basket return)

= $1,000 + ($1,000 × -5.00%)

= $950.00; and

(ii) the minimum payment at maturity of $900.00

On the stated maturity date, you would receive $950.00 per security.

In this example, the significant decrease in two of the Basket Components has a significant impact on the ending level notwithstanding the percentage increase in the other Basket Component.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Example 4. Maturity payment amount is less than the principal amount and is equal to the minimum payment at maturity:

	LMT Stock	NOC Stock	RTX Stock
Hypothetical starting component price:	$100.00	$100.00	$100.00
Hypothetical ending component price:	$80.00	$20.00	$50.00
Hypothetical component return:	-20.00%	-80.00%	-50.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × -20.00%) + (33.33% × -80.00%) + (33.33% × -50.00%)] = 50.00

Therefore, the hypothetical ending level is 50.00, resulting in a basket return of -50.00%.

Because the hypothetical ending level is less than or equal to the starting level, the maturity payment amount per security would equal the greater of:

(i) $1,000 + ($1,000 × basket return)

= $1,000 + ($1,000 × -50.00%)

= $500.00; and

(ii) the minimum payment at maturity of $900.00

On the stated maturity date, you would receive $900.00 per security.

This example illustrates that the securities provide for the repayment of 90% of the principal amount at maturity even in scenarios in which the level of the Basket declines significantly from the starting level (subject to issuer credit risk).

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

The Basket

The securities are linked to a basket consisting of the LMT Stock, the NOC Stock and the RTX Stock. While historical information on the Basket does not exist for dates prior to the pricing date, the following graph sets forth the performance of the Basket from January 1, 2020 through November 17, 2025, assuming that, on January 1, 2020, the Basket was constructed with the specified weights for the Basket Components, the starting component prices were determined and the starting level was set equal to 100.

Historical Information

We obtained the closing prices of each Basket Component used to calculate the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the Basket should not be taken as an indication of the future performance of the Basket. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the level of the Basket during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Prices Of The Basket Components May Offset Each Other” above.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Information about the Basket Components

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Basket Component can be located by reference to its SEC file number provided below.

Included below is a brief description of the issuer of each Basket Component. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

The Common Stock of Lockheed Martin Corporation

According to publicly available information, Lockheed Martin Corporation is an aerospace and defense company principally engaged in the research, design, development, manufacture, integration and sustainment of technology systems, products and services. Information filed by Lockheed Martin Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11437. The LMT Stock is listed on the New York Stock Exchange under the ticker symbol “LMT.”

Historical Information

We obtained the closing prices of the LMT Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the LMT Stock should not be taken as an indication of the future performance of the LMT Stock. Future performance of the LMT Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the LMT Stock during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the LMT Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the LMT Stock for the period from January 1, 2020 to November 17, 2025. The closing price on November 17, 2025 was $470.78. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

The Common Stock of Northrop Grumman Corporation

According to publicly available information, Northrop Grumman Corporation is an aerospace and technology company and is a provider of space systems, military aircraft, missile defense, advanced weapons and long-range fires capabilities, mission systems, networking and communications, strategic deterrence systems and other technologies, such as artificial intelligence, advanced computing and cyber. Information filed by Northrop Grumman Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16411. The NOC Stock is listed on the New York Stock Exchange under the ticker symbol “NOC.”

Historical Information

We obtained the closing prices of the NOC Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the NOC Stock should not be taken as an indication of the future performance of the NOC Stock. Future performance of the NOC Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the NOC Stock during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the NOC Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the NOC Stock for the period from January 1, 2020 to November 17, 2025. The closing price on November 17, 2025 was $563.03. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

The Common Stock of RTX Corporation

According to publicly available information, RTX Corporation is an aerospace and defense company that provides systems and services for commercial, military and government customers. Information filed by RTX Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812. The RTX Stock is listed on the New York Stock Exchange under the ticker symbol “RTX.”

Historical Information

We obtained the closing prices of the RTX Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the RTX Stock should not be taken as an indication of the future performance of the RTX Stock. Future performance of the RTX Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the RTX Stock during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the RTX Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the RTX Stock for the period from January 1, 2020 to November 17, 2025. The closing price on November 17, 2025 was $175.63. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Tax Considerations

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The discussion below applies to you only if you are an initial purchaser of the securities; if you are a secondary purchaser of the securities, the tax consequences to you may be different. Notwithstanding that the securities do not provide for the full repayment of their principal amount at or prior to maturity, we intend to treat the securities as debt instruments for U.S. federal income tax purposes. Our special tax counsel, Davis Polk & Wardwell LLP has advised that it believes this treatment to be reasonable. The remainder of this discussion assumes that this treatment is correct.

Based on current market conditions, we intend to treat the securities as “contingent payment debt instruments” for U.S. federal income tax purposes, as described under “—Contingent Payment Debt Instruments” in the accompanying prospectus supplement. The remainder of this discussion assumes that this treatment is correct.

Assuming that our treatment of the securities as contingent payment debt instruments is correct, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue taxable interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, even though we will not be required to make any payment with respect to the securities prior to maturity. Upon a sale or exchange (including redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted tax basis in the securities. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Special rules may apply if the amount payable at maturity is treated as becoming fixed prior to maturity. You should consult your tax advisor concerning the application of these rules.

Our intended treatment of the securities as CPDIs will be binding on you, unless you properly disclose to the Internal Revenue Service (the “IRS”) an alternative treatment. Also, the IRS may challenge the treatment of the securities as CPDIs. If the IRS successfully challenges the treatment of the securities as CPDIs, then the securities will be treated as debt instruments that are not CPDIs and, would require the accrual of original issue discount as ordinary interest income based on a yield to maturity higher than the comparable yield. Accordingly, under this treatment, your annual taxable income from (and adjusted tax basis in) the securities would be higher than if the securities were treated as CPDIs, and any loss recognized upon a disposition of the securities (including upon maturity) would be capital loss, the deductibility of which is subject to limitations. Accordingly, this alternative treatment could result in adverse tax consequences to you. The discussions herein and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b).

You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. holders. We do not believe that non-U.S. holders should be required to provide a Form W-8 in order to avoid 30% U.S. withholding tax with respect to the excess (if any) of the payment at maturity over the face amount of the securities, although the IRS could challenge this position. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

The discussions in the preceding paragraphs, when read in combination with the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Securities Treated as Indebtedness for U.S. Federal Income Tax Purposes” and, if you are a Non-U.S. Holder as defined in the accompanying prospectus supplement, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Comparable Yield and Projected Payment Schedule

We have determined that the “comparable yield” for the securities is a rate of 4.17% per annum (compounded semi-annually). Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,132.06 due at maturity.

The following table states the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period based upon the comparable yield and projected payment schedule set forth above.

Accrual Period	Interest Deemed to Accrue During Accrual Period (per security)	Total Interest Deemed to Have Accrued from Original Issue Date (per security)
November 20, 2025 through December 31, 2025	$4.75	$4.75
January 1, 2026 through December 31, 2026	$42.33	$47.08
January 1, 2027 through December 31, 2027	$44.12	$91.20
January 1, 2028 through November 22, 2028	$40.86	$132.06

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual cash settlement amount that we will pay on the securities.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity

Partial Principal at Risk Securities Linked to an Equity Basket due November 22, 2028

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.